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                                                                   EXHIBIT 10.12

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, DISTRIBUTED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES OR
(B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

                        HOLLIS-EDEN PHARMACEUTICALS, INC.
                           SERIES A WARRANT AGREEMENT
                              Reissued May 5, 2000

     HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby grants this 20th day of May 1997, to Richard B. Hollis ("Holder"), a warrant to purchase up to 393,250 shares of Common stock (the "Common Stock") of the Company at a per share exercise price of $11.02 (the "Warrant Price").

     1. Exercisability; Term. This Warrant becomes exercisable on the date that shares underlying the Warrant are registered under the Securities Act of 1933, as amended (the "Securities Act") and shall expire at 5:00 p.m. PST on January 7, 2006. The Company hereby undertakes to use its best efforts to file for such registration within one year after it becomes a public company (whether through a public offering, a business combination with a public company or otherwise).

     2. No Stockholder Rights. This Warrant shall not entitle Holder to any of the rights of a stockholder of the Company.

     3. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     4. Exercise of Warrant. The Holder may exercise this Warrant only after Holder has delivered a written notice to the Company indicating Holder has elected to exercise this Warrant. This Warrant may be exercised by the Holder in whole (or in part) by the surrender of this Warrant at the principal office of the Company and by cash payment of the aggregate Warrant Price in United States currency. At the option of Holder, the Warrant Price may be paid by applying any royalties due and payable to Holder under the License Agreement toward the aggregate Warrant Price. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the

                                       1.

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person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise. If this Warrant is exercised in part, the Company shall deliver a new Warrant to Holder covering the shares not purchased hereunder on the same terms as set forth herein.

     5. Conversion. In lieu of exercising this Warrant as specified in Section 5, Holder may from time to time convert this Warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate Fair Market Value (determined on the date of exercise) of the shares of the Company's Common Stock issuable upon exercise of this Warrant minus the aggregate Warrant Price of such shares by (b) the Fair Market Value (determined on the date of exercise) of one share. For purposes of this Section 6, "Fair Market Value" shall be the value determined in accordance with the following provisions:

          (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in questions, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Common stock is at the time neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market System, then such Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

     6. Adjustment of Warrant Price and Number of Shares. The number of Shares issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock of the Company by way of dividend, then and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares receivable thereupon, and without payment of any additional consideration therefore, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had

                                       2.

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it been the Holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this Section 7.

          (b) Adjustment for Reclassification or Reorganization. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company on or after the date hereof, excluding any Corporate Transaction, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would have been entitled upon such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c); in each such case, the terms of this Section 7 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately decreased.

          (d) Fractional Shares. In the event of any adjustment in the number of Shares covered by this Warrant pursuant to this Section 7, any fractional shares resulting from such adjustment shall be disregarded and this Warrant shall cover only the number of full shares resulting from such adjustment. The foregoing adjustments shall be made by the Board of Directors of the Company, or by the applicable terms of any assumption or substitution documents, and any adjustments so made shall be final, binding and conclusive.

          (e) Notice of Action. In the event the Company shall propose to take any action of the type described in clause (a), (b) or (c) of this Section 7, the Company shall give notice to the Holder, in the manner set forth in Section 11, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or delivered upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                                       3.

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     7.   Notice of Dividends, Distributions and Other Rights. In the event of any taking by the Company of a record of Holders of Common Stock of the Company for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company will mail to the Holders of this Warrant at least 20 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     8. Transfer of Warrant. This Warrant may not be transferred by the Holder without the written consent of the Company (except by operation of law or to a successor by merger, acquisition or other corporate reorganization) and compliance with applicable federal and state securities laws in the opinion of the Company's legal counsel.

     9.   Compliance with Securities Laws.

          (a) The holder represents and agrees that this Warrant, and the underlying shares of Common Stock (the "Shares"), if the Warrant is exercised, are purchased only for investment, for Holder's own account, and without any present intention to sell or distribute the Warrant or the Shares. Holder further acknowledges that the Shares will not be issued pursuant to the exercise of this Warrant unless the exercise of the Warrant and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act and other federal and state securities laws and regulations and the requirements of any stock exchange upon which the Shares may then be listed.

          (b) The Holder of this Warrant acknowledges and agrees that this Warrant and the Shares have not been registered under the Securities Act and accordingly will not be transferable except as permitted under the various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Therefore, the Warrant and the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer thereof unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     10. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant, nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered Holder hereof.

          Any notice or other communication sent or delivered hereunder shall be in writing and shall be effective if hand-delivered, if sent by certified or registered mail or postage prepaid or by international courier service or if sent by telecopier (facsimile) for which confirmation of transmission is provided, if sent to a party at its address set forth below:

                                       4.

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To Holder:                 Richard B. Hollis
                           9333 Genesee Avenue, Suite 200
                           San Diego, CA  92121



To the Company:
                           Hollis-Eden Pharmaceuticals, Inc.
                           9333 Genesee Avenue, Suite 200
                           San Diego, CA  92121
                           Attention: Richard B. Hollis, Chairman and CEO
                           Telephone: 858-587-9333
                           Fax      : 858-558-6470

or to such address as any party shall hereafter designate by notice to the other party. A notice shall be deemed to have been received one business day after it is forwarded via fax or if hand delivered; three business days after it has been delivered, properly addressed, to an international courier service, and 10 business days after it has been deposited, properly addressed, in the mail.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by the undersigned, thereunto duly authorized.

                                      HOLLIS-EDEN PHARMACEUTICALS, INC.



                                      By: /s/ Richard B. Hollis
                                          --------------------------------------
                                             Richard B. Hollis
                                             Chairman of the Board and
                                             Chief Executive Officer

                                       5.